UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2019

TOYOTA MOTOR CREDIT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	1-9961	95-3775816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Headquarters Drive, Plano, TX 75024
(Address of principal executive offices, including zip code)

(469) 486-9300
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series B Stated Maturity Date January 11, 2028	TM/28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Toyota Motor Credit Corporation (the “Company”) has commenced preparations to launch private label finance services for third-party automotive and mobility companies. In furtherance of this new business initiative, on August 28, 2019, the Company entered into a Financial Services Agreement (the “Agreement”) with Mazda Motor of America, Inc. (“Mazda”) pursuant to which the Company and certain affiliates will offer exclusive private label automotive finance, lease, and wholesale dealer financing products and services, and vehicle protection products and services, to Mazda customers and dealers in the United States, launching at various times through fiscal year 2021 (the “Program”).

The Company’s obligations under the Agreement include the provision of services in the areas of customer service, field sales, customer collections, tax collection and remittance, payment processing, titling, marketing and vehicle remarketing. The Company’s extension of dealer and retail financing and services to Mazda customers and dealers will be provided in accordance with the Company’s applicable credit policies, which may be modified by the Company, from time to time, in its sole discretion.   The initial term of the Program extends five years from the date of the last product launch under the Program (currently estimated to be December 31, 2025), and is followed by automatic one-year renewals unless either party provides notice of non-renewal.  The Company intends to leverage its existing servicing platform to provide customer service for the newly originated assets and expects to make certain technology investments to support the Program. The Company will not be acquiring any existing Mazda assets or liabilities pursuant to the Agreement.

Forward-looking Statements

All statements in this report that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and currently available information. Actual results and events in future periods may differ materially from these expectations due to certain risks, uncertainties and other important factors, including, among others, our ability to leverage our strengths and capabilities to serve and retain new Mazda and other customers, our ability to manage costs and realize benefits related to the Program, our ability to successfully accommodate any additional risk exposure relating to the provision of wholesale and retail financing to Mazda dealers and customers and any resulting impact to our financial results, consumer demand for Mazda vehicles, the profitability and financial condition of Mazda, the level of Mazda’s incentivized retail financing, and the risk factors set forth in the most recent annual and periodic reports of the Company. The Company does not undertake to update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: August 28, 2019	By:	/s/ Ellen L. Farrell
Ellen L. Farrell
Vice President, Interim General Counsel and Secretary